Exhibit 4.16

DESCRIPTION OF THE REGISTRANT'S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

As of March 10, 2020, Maiden Holdings, Ltd. (“we,” “us,” “our” or “the Company”) has six classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) our Common Shares, par value $0.01 per share (the “Common Shares”); (2) our 8.25% Non-Cumulative Preference Shares, Series A, par value $0.01 per share (the “Series A Preference Shares”); (3) our 7.125% Non-Cumulative Preference Shares, Series C, par value $0.01 per share (the “Series C Preference Shares”); (4) Series D Preference Shares, par value $0.01 per share (the “Series D Preference Shares”); and (5) our 6.625% Notes due 2046 (the “2046 Senior Notes”). In addition, Maiden Holdings North America, Ltd. (“Maiden Holdings NA”), our wholly owned subsidiary, has one class of security registered under Section 12 of the Exchange Act: its 7.75% Notes due 2043 (the “2043 Senior Notes”), which are fully and unconditionally guaranteed by the Company.
As of December 31, 2019, our aggregate authorized share capital is 150,000,000 Common Shares from which the Company has issued 88,161,638 Common Shares, of which 83,148,458 Common Shares are outstanding, and 18,600,000 preference shares, all of which are outstanding. The remaining 43,238,362 Common Shares are undesignated at December 31, 2019. As of December 31, 2019, 6,000,000 shares of our Series A Preference Shares were issued and outstanding, 6,600,000 shares of our Series C Preference Shares were issued and outstanding and 6,000,000 shares of our Series D Preference Shares were issued and outstanding.
DESCRIPTION OF COMMON SHARES
The following description of our Common Shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Memorandum of Association and Bye-laws, effective May 2, 2017 (the “Bye-laws”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10‑K of which this Exhibit 4.16 is a part, to applicable Bermuda law and to the listing rules of the NASDAQ Capital Market (“NASDAQ”).
Dividends
Holders of our Common Shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends that we may be subject to imposed by the terms of any outstanding preference shares or debt securities. We are currently prevented from paying dividends in respect of our Common Shares due to our nonpayment of dividends in respect of our outstanding Preference Shares.
Common Shares
Holders of our Common Shares will have no pre-emptive, redemption, conversion or sinking fund rights. Subject to the limitation on voting rights described below, holders of our Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of our Common Shares. Most matters to be approved by holders of our Common Shares require approval by a simple majority vote. Under our Bye-laws, the holders of at least a majority of the Common Shares voting in person or by proxy at a meeting must generally approve an amalgamation with another company. The Companies Act 1981 of Bermuda (the “Companies Act”) provides that a resolution to remove our auditor before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of our shareholders. The quorum for general meetings of our shareholders is two or more persons holding or representing a majority of the outstanding Common Shares on an unadjusted basis. Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. Under our Bye-laws, the rights attached to any class of our shares, common or preferred, may be varied with the consent in writing of the holders of at least a majority of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class.
In the event of our liquidation, dissolution or winding-up, the holders of shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. All outstanding shares are fully paid and non-assessable. Authorized but unissued shares may, subject to any rights attaching to existing shares, be issued at any time and at the discretion of the board of directors without the approval of our shareholders, with such rights, preferences and limitations as the board may determine.

Limitation on Voting Rights
In general, and except as provided under our Bye-laws and as provided below, the common shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, if, and so long as, the shares of a shareholder are treated as “controlled shares” (as determined pursuant to sections 957 and 958 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any U.S. Person (that owns shares directly or indirectly through non-U.S. entities) and such controlled shares constitute 9.5% or more of the votes conferred by our issued shares (each such person, a “9.5% U.S. Shareholder”), the voting rights with respect to the controlled shares owned by such U.S. Person will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our Bye-laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. Shareholders has been reduced to less than 9.5%. In addition, our board may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. “Controlled shares” include, among other things, all shares that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately amongst other shareholders whose shares were not “controlled shares” of the 9.5% U.S. Shareholder so long as such reallocation does not cause any person to become a 9.5% U.S. Shareholder.
Under these provisions, certain shareholders may have their voting rights limited, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership.
We are authorized to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Common Shares attributable to any person. If any holder fails to respond to this request or submits incomplete or inaccurate information, we may, in our sole discretion, eliminate the shareholder’s voting rights. Pursuant to our Bye-laws, a shareholder must give notice within ten days of the date the shareholder acquires actual knowledge that it is the direct or indirect holder of controlled shares of 9.5% or more of the voting power of all our issued and outstanding shares. No shareholder will be liable to any other shareholder or to us for any losses or damages resulting from the shareholder’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request from us for information as to the shareholder’s beneficial share ownership or from the shareholder’s failure to give the notice described in the previous sentence. All information provided by the shareholder will be treated by us as confidential information and will be used by us solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists (except as otherwise required by applicable law or regulation).
If we are required or entitled to vote at an annual or special general meeting (or to act by unanimous written consent in lieu of a general meeting) of any directly held non-U.S. subsidiary, our directors would refer the subject matter of the vote to our shareholders and seek direction from such shareholders as to how our directors should vote on the resolution proposed by the non-U.S. subsidiary. In such cases, the voting rights of our shareholders will be subject to the same restriction on voting power as set forth above. Substantially similar provisions are contained in the bye-laws (or equivalent governing documents) of the non-U.S. subsidiaries.
Restrictions on Transfer, Issuance and Repurchase
Our directors may decline to register the transfer of any shares if they have reason to believe that such transfer may expose us or any direct or indirect shareholder or its affiliates to non-de minimis adverse tax, legal or regulatory consequences in any jurisdiction. Similarly, we could be restricted from issuing or repurchasing shares if our directors believe that such issuance or repurchase may result in a non-de minimis adverse tax, legal or regulatory consequence to us or any direct or indirect shareholder or its affiliates.
Our directors also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe that registration of the transfer under the Securities Act or under any U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. In addition, our directors may decline to approve or register a transfer of shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

We are authorized to request information from any holder or prospective acquirer of shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any transaction if complete and accurate information is not received as requested.
Conyers Dill & Pearman Limited, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in our Bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any shares purchased that violate the restrictions and as to the transfer of which registration is refused. The proposed transferor of those shares will be deemed to own those shares for dividend, voting and reporting purposes until a transfer of such shares has been registered on our shareholders register.
If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within three months of such refusal. Our Bye-laws also provide that our board of directors may suspend the registration of transfers for any reason and for such periods as it may determine, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.
The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of Maiden.
Bye-laws
Our Bye-laws provide for our corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, calls on shares which are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and our winding-up.
Our Bye-laws provide that shareholders may only remove a director for cause prior to the expiration of that director’s term at a meeting of shareholders at which a majority of the holders of shares voting thereon vote in favor of that action.
Our Bye-laws may only be amended by a resolution adopted by the board of directors and by resolution of the shareholders.
Transfer Agent
Our registrar and transfer agent for our Common Shares is American Stock Transfer & Trust Company.
Listing
Our Common Shares are listed on the NASDAQ Capital Market under the symbol “MHLD.”
Differences in Corporate Law
Dividends
Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or that the realizable value of the company’s assets would be less, as a result of the payment, than its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Mergers and Similar Arrangements
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Under our Bye-laws, we may, with the approval of at least majority of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the holders of a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration that the shareholder would otherwise receive in the transaction. Delaware law does not provide shareholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired; (ii) in exchange for the outstanding stock of the corporation to be acquired; (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation; or (iv) in a merger in which the corporation’s certificate of incorporation is not amended and the corporation issues less than 20% of its common shares outstanding prior to the merger.
Takeovers
Bermuda law provides that where an offer is made for shares of another company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer (other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissenting shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of stock that is entitled to vote on the transaction. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.
Interested Directors
Bermuda law and our Bye-laws provide that if a director has an interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. Our Bye-laws provide that, after a director has made such a declaration of interest, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed to or are known by the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed to or are known by the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
Shareholder’s Suit
The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or Bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our Bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Inspection of Corporate Records
Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda, which includes our memorandum of association (including our objects and powers) and alterations to our memorandum of association, including any increase or reduction of our authorized capital. Our shareholders have the additional right to inspect our Bye-laws, minutes of general meetings and our audited financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders and to members of the public without charge. We are required to maintain a share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Insurance Regulations Concerning Change of Control
State insurance laws intended primarily for the protection of policyholders contain certain requirements that must be met prior to any change of control of an insurance company or insurance holding company that is domiciled, or in some cases, having such substantial business that it is deemed commercially domiciled, in that state. These requirements may include the advance filing of specific information with the state insurance commission, a public hearing on the matter, and review and approval of the change of control by the state agencies. We have an insurance subsidiary domiciled in Vermont. Under the insurance laws in this state, “control” is presumed to exist through the ownership of 10% or more of the voting securities of an insurance company or any company that controls the insurance company. Any purchase of our shares that would result in the purchaser owning more than 10% of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries and require prior regulatory approval.
DESCRIPTION OF PREFERENCE SHARES
The following description of our preference shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the pertinent sections of our Bye-laws and the Certificates of Designations creating the respective series of preference shares, each of which is incorporated by reference as an exhibit to the Annual Report on Form 10‑K of which this Exhibit 4.16 is a part, and to applicable Bermuda law.
General
Our Bye-laws authorize our board of directors, subject to any limitations prescribed by law, to issue preference shares in one or more series without shareholder approval. We may issue additional shares of preference shares in one or more series as authorized by our board of directors. Each such series of preference shares will have the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors. The purpose of authorizing the board of directors to issue preference shares and determine its rights and preferences is to eliminate delays and uncertainties associated with a shareholder vote on specific issuances. The issuance of preference shares, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting shares. Our board of directors may issue preference shares with voting and conversion rights that could adversely affect the voting power of the holders of our Common Shares. There are no current agreements or understandings for the issuance of preference shares and our board of directors has no present intention to issue any preference shares.
The preference shares will be, when issued, fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preference shares and, in all cases, will be senior to our Common Shares.

Dividend Rights
Unless otherwise set forth in the applicable prospectus supplement, holders of our preference shares of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Holders of our preference shares will be entitled to receive dividends in preference to and in priority over dividends on Common Shares and may be cumulative or non-cumulative as determined by our board of directors. We will generally be able to pay dividends and distribute assets to holders of our preference shares only if we have satisfied our obligations on our debt that is then due and payable.
If the applicable prospectus supplement so provides, as long as any preference shares are outstanding, no dividends will be declared or paid or any distributions will be made on our Common Shares unless the accrued dividends on each series of preference shares have been declared and paid.
Each series of preference shares will be entitled to dividends as described in the applicable prospectus supplement. Different series of preference shares may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preference shares will be entitled to participate in our earnings or assets.
Dividends on the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares will not be mandatory. Holders of the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares will be entitled to receive only when, as and if declared by the Company’s board of directors or a duly authorized committee of the board, out of lawfully available funds for the payment of dividends under Bermuda law, non-cumulative cash dividends from the original issue date of each respective series, quarterly on the 15th day of March, June, September and December of each year. These dividends will accumulate with respect to a particular dividend period, on the liquidation preference amount of $25 per share at an annual rate of 8.25% with respect to the Series A Preference Shares, 7.125% with respect to the Series C Preference Shares, and 6.700% with respect to the Series D Preference Shares. In the event that we issue additional Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, dividends on such additional shares may accumulate from the original issue date of each respective series or any other date we specify at the time such additional shares are issued.
Dividends, if so declared, will be payable to holders of record of the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares as they appear on our books on the applicable record date, which shall be March 1, June 1, September 1 and December 1, as applicable, immediately preceding the applicable dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day.
A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period for each of the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares commenced on and included the original issue date of such series and ended on and excluded the next scheduled dividend payment date of such series. Dividends payable on the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date, and no additional dividends shall accumulate on the amount so payable from such date to such next succeeding business day.
Dividends on the Series A Preference Shares, Series C Series Preference Shares and Series D Preference Shares will not be cumulative. Accordingly, if our board of directors, or a duly authorized committee of the board, does not declare a dividend on the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares payable in respect of any dividend period before the related dividend payment date, such dividend will not accumulate and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends are declared for any future dividend period on the Series A Preference Shares, Series C Preference Shares, Series D Preference Shares or any other preference shares we may issue in the future.
So long as any Series A Preference Shares, Series C Preference Shares or Series D Preference Shares remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series A Preference Shares, Series C Preference Shares, Series D Preference Shares and parity shares (as defined below) have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•	no dividend shall be paid or declared on our Common Shares, or any other junior shares (other than a dividend payable solely in junior shares); and

•
no Common Shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share, or (2) through the use of the proceeds of a substantially contemporaneous sale of junior shares, in each case as permitted by our bye-laws in effect on the date of issuance of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable).

As used herein, “junior shares” means any class or series of our capital shares that ranks junior to the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares either as to the payment of dividends or as to the distribution of assets upon our liquidation, dissolution or winding-up. At present, junior shares consist solely of our Common Shares.
When dividends are not paid (or duly provided for) in full on any dividend payment date (or, in the case of parity shares (as defined below) having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares on a dividend payment date falling within the related dividend period for the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares) upon the Series A Preference Shares, Series C Preference Shares, Series D Preference Shares and any parity shares, all dividends declared by our board of directors or a duly authorized committee of the board upon the Series A Preference Shares, Series C Preference Shares, Series D Preference Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares on a dividend payment date falling within the related dividend period for the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares) shall be declared by the board or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Series A Preference Share, Series C Preference Share, Series D Preference Share, as applicable, and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, Series C Preference Shares, Series D Preference Shares on a dividend payment date falling within the related dividend period for the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares) bear to each other.
As used herein, “parity shares” means any class or series of our capital shares that ranks equally with the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares with respect to the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding-up. At present, our Series A Preference Shares, Series C Preference Shares and Series D Preference Shares rank equally with each other.
As of March 15, 2020, we have not declared and paid dividends in respect of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares for six or more dividend periods, which constitutes a nonpayment event (as defined below).
Certain Bermuda Restrictions on Payment of Dividends
The Companies Act limits our ability to pay dividends. Under Bermuda law, a company shall not declare and pay dividends if there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. In addition, our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us.
Payment of Additional Amounts
We will make all payments on the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares, as applicable, free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares, as applicable, such additional amounts as dividends as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the applicable Certificate of Designations for such series to be then due and payable.
We will not be required to pay any additional amounts for or on account of:

(1)
any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, or any Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, presented for payment more than 30 days after the Relevant Date. The “Relevant Date” means, in respect of any payment on such series, as applicable, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable;

(2)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of such series;

(3)
any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable;

(4)
any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series A Preference Shares, Series C Preference Shares or Series D Preference Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (1) to provide information concerning the nationality, citizenship, residence or identity of the holder or (2) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(5)
any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(6)	any combination of items (1), (2), (3), (4) and (5).
In addition, we will not pay additional amounts with respect to any payment on any such Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable.
If we become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Series A Preference Shares, Series C Preference Shares and/or Series D Preference Shares. See “- Tax Redemption.”
Liquidation Preference
Upon any dissolution, liquidation or “winding up” of the Company, the holders of each series of preference shares will be entitled to receive out of our assets, whether from capital, surplus or earnings, and before any distribution of any assets is made on Common Shares, the amount per share fixed by the board of directors for that series of preference shares, as reflected in the applicable prospectus supplement, plus unpaid dividends, if any, to the date fixed for distribution. Unless otherwise indicated in the applicable prospectus supplement, holders of our preference shares will be entitled to no further participation in any distribution made in conjunction with any dissolution, liquidation or “winding up.”
Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series A Preference Shares, Series C Preference Shares, Series D Preference Shares and any parity shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our Common Shares or any of our other shares ranking junior as to such a distribution to the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares, a liquidating distribution in the amount of $25 per share plus any declared and unpaid dividends on each respective series of preference shares to, but excluding, the date of liquidation of such series of preference shares, without accumulation of any undeclared dividends. If in any such distribution, our assets or proceeds thereof are not sufficient to pay the liquidating distribution, distributions will be made pro rata as to the Series A Preference Shares, Series C Preference Shares, Series D Preference Shares and any parity shares but only to the extent we have assets available after satisfaction of all liabilities to creditors. Holders of the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preference Shares, Series C Preference Shares, Series D Preference Shares and all holders of any parity shares, the amounts paid to the holders of the Series A Preference Shares, Series C Preference Shares, Series D Preference Shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the liquidation distribution of any holder of preference shares means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series A Preference Shares, Series C Preference Shares, Series D Preference Shares and any holders of parity shares and shares ranking senior to the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares with respect to the distributions of assets upon liquidation, dissolution or winding-up, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares or the property or business of the Company will not be deemed to constitute a liquidation, dissolution or winding-up.
Redemption
A series of preference shares may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption in connection with a sinking fund. The terms, times, redemption prices and types of consideration of the redemption will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the number of shares of the series that we will redeem in each year commencing after a specified date, at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.
If, after giving notice of redemption to the holders of a series of preference shares, we deposit with a designated bank funds sufficient to redeem the series of preference shares, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if applicable, to convert the preference shares into our Common Shares or other securities prior to the date fixed for redemption.
Except as indicated in the applicable prospectus supplement, the preference shares are not subject to any mandatory redemption at the option of the holder.
Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to (a) funds otherwise available for dividends or distributions or (b) out of the company’s share premium account before the redemption date.
Under Bermuda law, no redemption may be made by us if there are reasonable grounds for believing that (1) we are or, after giving effect to redemption of shares, would be unable to pay our liabilities as they become due, or (2) the realizable value of our assets would thereby be less than our liabilities, or (3) we are or, after such redemption, would be in breach of applicable individual or group solvency and liquidity requirements or applicable individual or group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the Bermuda Monetary Authority (the “BMA”) (or any successor agency or then-applicable regulatory authority) pursuant to then-applicable law. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of our assets would thereby be less than the aggregate of our liabilities.
Preference shares also may not be redeemed if as a result of the redemption, our issued share capital would be reduced below the minimum capital specified in our Memorandum of Association.
Our ability to effect a redemption of any of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares is subject to regulatory approval. Our ability to effect a redemption of any of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares may be subject to the performance of our subsidiaries. Distributions to us from our insurance subsidiaries will also be subject to applicable insurance laws and regulatory constraints.
The Series A Preference Shares, Series C Preference Shares and Series D Preference Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.
Except as described below, in each case, the Series A Preference Shares are not redeemable prior to August 29, 2017, the Series C Preference Shares are not redeemable prior to December 15, 2020, and the Series D Preference Shares are not redeemable prior to June 15, 2022. On and after those dates, as applicable, the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares will be redeemable at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice, at a redemption price equal to $25 per Series A Preference Share, $25 per Series C Preference Share, or $25 per Series D Preference Share, as applicable, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption of such series, without accumulation of any undeclared dividends on such series. Holders of the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares will have no right to require the redemption of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable.
At any time prior to August 29, 2017 (with respect to the Series A Preference Shares), December 15, 2020 (with respect to the Series C Preference Shares), and June 15, 2022 (with respect to the Series D Preference Shares), the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares, as applicable, are redeemable at our option if we have submitted to the holders of our Common Shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, de-registration or any other similar transaction involving the Company that requires, or we have submitted any proposal for any other matter that, as a result of any change in Bermuda law after the original issue date of such series (whether by enactment or official interpretation) that requires, in either case, a vote of the holders of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares at the time outstanding, as applicable, voting separately as a single class (alone or with one or more other classes or series of preference shares). Our option to redeem the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares under such circumstances shall be for all of the outstanding shares of such series upon not less than 30 nor more than 60 days prior written notice, and at a redemption price of $26 per Series A Preference Share, $26 per Series C Preference Share, or $26 per Series D Preference Share, as applicable, plus declared and unpaid dividends on such series, if any, to, but excluding, the date of redemption or such series, without accumulation of any undeclared dividends.
The redemption price for any shares of Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, shall be payable on the redemption date of such series to the holders of such shares against book entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends on such series called for redemption payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “- Dividends” above.
Prior to delivering notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act relating to the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, and stating that there are reasonable grounds for believing that we are, and after the redemption will be, able to pay our liabilities as they become due and that the redemption will not cause us to breach any provision of applicable Bermuda law or regulation. We will mail a copy of this certificate with the notice of any redemption.
If the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of such series to be redeemed, mailed not less than

30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the preference shares of the series called for redemption are held in book-entry form through The Depository Trust Company, or “DTC,” we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•
the number of preference shares of such series called for redemption to be redeemed and, if less than all the preference shares held by such holder are to be redeemed, the number of such preference shares to be redeemed from such holder;

•	the redemption price; and

•
that the shares should be delivered via book entry transfer or the place or places where holders may surrender certificates evidencing the shares of such series called for redemption for payment of the redemption price.

If notice of redemption of any Series A Preference Shares, Series C Preference Shares or Series D Preference Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series A Preference Shares, Series C Preference Shares or Series D Preference Shares so called for redemption, then, from and after the redemption date, no further dividends will be declared on such shares, such shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In case of any redemption of only part of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, at the time outstanding, the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable.
Our ability to redeem the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares as described above or pursuant to a tax event, as described below under “- Tax Redemption,” may be limited by the terms of our agreements governing our indebtedness and by the provisions of other agreements that we may enter into.
Tax Redemption
We will have the option to redeem for cash the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures described under “- Redemption” above, at a redemption price of $25 per share of each series, as applicable, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends on such series, at any time following the occurrence of a tax event (as defined). A “tax event” means as a result of a “change in tax law” there is a substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable.
Prior to any redemption upon a tax event, we will be required to deliver a certificate signed by two executive officers of the Company to the transfer agent for the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, confirming that a tax event has occurred and is continuing (as reasonably determined by us).
A “change in tax law” means (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party, or (d) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to us, in each case described in (a) - (d) above occurring after the date of original issuance of such series. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Series A Preference Shares, Series C Preference Shares of Series D Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which the Company or a successor corporation is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.
In addition, we will have the option to redeem for cash any or all Series A Preference Shares, Series C Preference Shares or Series D Preference Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures set forth under “- Redemption” above, at a redemption price of $25 per share of each series, as applicable, plus declared and unpaid dividends, if any, on such series to, but excluding, the applicable date of redemption, without accumulation of any undeclared dividends, if the entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder of Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease.
Variation or Exchange
At any time following a tax event or a capital disqualification event (as defined below), we may, without the consent of any holders of the Series A Preference Shares, Series C Preference Shares of the Series D Preference Shares, as applicable, vary the terms of such series of preference shares or exchange such preference shares for new securities, which (1) in the case of a tax event, would eliminate the substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, as a result of a change in tax law or (2) in the case of a capital disqualification event, would cause the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, to become securities that qualify as Tier 2 capital (where capital is subdivided into tiers) or its equivalent under then-applicable capital adequacy regulations (as defined below) imposed upon us by the BMA or any successor agency or then-applicable regulatory authority, including under the BMA’s enhanced capital requirements, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or levels of the Company or any member thereof. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable, including from a financial perspective, to holders than the terms of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, prior to being varied or exchanged (as reasonably determined by the Company); provided that no such variation of terms or securities received in exchange shall change the specified denominations, or any payment of dividend on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by the Company) or currency of, the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, reduce the liquidation preference thereof or the dividend payable thereon, lower the ranking of the securities or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the applicable Certificate of Designations), but unpaid with respect to such holder’s securities.
Prior to any variation or exchange, we will be required to (1) receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable (including as holders and beneficial owners of the varied or exchanged securities), will not recognize income, gain or loss for United States federal income tax purposes as a result of such variation or exchange and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred; and (2) deliver a certificate signed by two executive officers of the Company to the transfer agent for the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, confirming that (a) a capital disqualification event or a tax event has occurred and is continuing (as reasonably determined by the Company) and (b) that the terms of the varied or new securities, considered in the aggregate, are not less favorable, including from a financial perspective, to holders than the terms of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, prior to being varied or exchanged (as reasonably determined by the Company).
Any variation or exchange of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares described above will be made after notice is given to the holders of the applicable series of preference shares not less than 30 nor more than 60 days prior to the date fixed for variation or exchange, as applicable.
As used herein, (1) a “capital disqualification event” means the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares do not qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratio or any other comparable ratio, regulatory capital resource or level, of the Company or any subsidiary thereof, where capital is subdivided into tiers, as Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA or any successor agency or then-applicable regulatory authority (which would include, without limitation, our individual and group enhanced capital requirements under BMA capital regulations), except as a result of any applicable limitation on the amount of such capital; and (2) “capital adequacy regulations” means the solvency margins, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations).

Sinking Fund
The applicable prospectus supplement for any series of preference shares will state the terms, if any, of a sinking fund for the purchase or redemption of that series. None of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares is subject to a sinking fund.
Conversion and Exchange
The applicable prospectus supplement for any series of preference shares will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Common Shares or, if applicable, other securities. None of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares have conversion rights.
Voting Rights
Under ordinary circumstances, the holders of preference shares have no voting rights except as required by law. The applicable prospectus supplement may provide voting rights for holders of our preference shares.
Except as provided below, the holders of the Series A Preference Shares, Series C Preference Shares and Series D Preference will have no voting rights.
Whenever dividends on any Series A Preference Shares, Series C Preference Shares or Series D Preference Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the applicable Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, voting together as a single class with holders of any and all other series of voting preference shares (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the board of directors of the Company (the “preference shares directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors. In that event, the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the applicable Series A Preference Shares, Series C Preference Shares, Series D Preference Shares or of any other series of voting preference shares (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of the Company, in which event such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting.
As used herein, “voting preference shares” means any other class or series of our preference shares ranking equally with the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares as to dividends and the distribution of assets upon liquidation, dissolution or winding-up of the Company and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, and any other voting preference shares have been voted in favor of any matter shall be determined by reference to the aggregate voting power, as determined under our Bye-laws, of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, and voting preference shares voted.
If and when dividends on an applicable series of preference shares for at least four consecutive dividend periods following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preference shares have terminated, the term of office of each preference shares director so elected shall terminate and the number of directors on the board of directors of the Company shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.
Any preference shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our Bye-laws, of Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, and any other shares of voting preference shares then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preference shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preference shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preference Shares, Series C Preference Shares or Series D Preference Shares,

as applicable, and any other shares of voting preference shares then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of shareholders to remove, or to fill a vacancy in the office of, a preference shares director may be taken only at a special general meeting of such shareholders, called as provided above for an initial election of preference shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of the Company, in which event such election shall be held at such next annual or special general meeting of shareholders). The preference shares directors shall each be entitled to one vote per director on any matter. Each preference shares director elected at any special general meeting of shareholders or by written consent of the other preference shares director shall hold office until the next annual meeting of the shareholders of the Company if such office shall not have previously terminated as above provided.
Subject to the provisions described under “- Variation or Exchange” and in the second succeeding paragraph below, our Bye-laws provide that the Series A Preference Shares, Series C Preference Shares or Series D Preference may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of at least two-thirds of the voting power represented by the issued Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, or with the sanction of a resolution passed by at least two-thirds of the voting power represented by the votes cast at a separate general meeting of the holders of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, in accordance with the Companies Act. Our Bye-laws also provide that rights conferred upon the holders of the capital shares of any class (including the Series A Preference Shares, Series C Preference Shares and Series D Preference Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of additional capital shares ranking pari passu therewith or senior thereto. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, or conversion of preference shares into redeemable preference shares).
Notwithstanding the foregoing, our Bye-laws contain a provision limiting the voting rights of any U.S. person, as defined in the Code, who owns (directly, indirectly or constructively under the Code) shares with more than 9.5% of the total voting power of all shares entitled to vote generally at an election of directors to 9.5% of such voting power.
Without the consent of the holders of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, so long as such action does not materially and adversely affect the special rights, preferences, privileges and voting powers of such series, taken as a whole, the board of directors of the Company may, by resolution, amend, alter, supplement or repeal any terms of such shares:

•
to cure any ambiguity, or to cure, correct or supplement any provision contained in the applicable Certificate of Designations for the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares that may be defective or inconsistent; or

•
to make any provision with respect to matters or questions arising with respect to the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, that is not inconsistent with the provisions of the applicable Certificate of Designations;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, effected in order to conform (a) the terms of the Series A Preference Shares to the description of the terms of such series set forth under “Description of Series A Preference Shares” in our prospectus supplement dated as of August 23, 2012; (b) the terms of the Series C Preference Shares to the description of such series set forth under “Description of Series C Preference Shares” in our prospectus supplement dated as of November 20, 2015; and (c) the terms of the Series D Preference Shares to the description of such series set forth under “Description of Series D Preference Shares” in our prospectus supplement dated as of June 12, 2017, shall be deemed not to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares, as applicable, taken as a whole.
The foregoing voting provisions will not apply with respect to the Series A Preference Shares, Series C Preference Shares or Series D Preference Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of such series to effect such redemption.

Transfer Agent and Registrar
We will select the transfer agent, registrar and dividend disbursement agent for a series of preference shares, and each one will be described in the applicable prospectus supplement. The registrar for preference shares will send notices to shareholders of any meetings at which holders of our preference shares have the right to vote on any matter.
DESCRIPTION OF DEBT SECURITIES OF MAIDEN HOLDINGS NORTH AMERICA, LTD.
The following description of Maiden NA’s debt securities is a summary and does not purport to be complete. It is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Form of Indenture for Debt Securities by and among Maiden Holdings NA, the Company, as guarantor, and Wilmington Trust Company, as trustee, and the Third Supplemental Indenture, dated as of November 25, 2013, each of which is incorporated by reference as an exhibit to the Annual Report on Form 10‑K of which this Exhibit 4.16 is a part. In this section, references to the “notes” refer only to Maiden NA’s 2043 Senior Notes.
General
The notes are unsecured and unsubordinated obligations of Maiden NA and rank equally in right of payment with all of Maiden NA’s other unsecured and unsubordinated indebtedness from time to time outstanding. The notes mature on December 1, 2043, unless previously redeemed in full by Maiden NA as provided below under “- Optional Redemption” or “- Redemption for Changes in Withholding Taxes.”
The notes bear interest at the rate of 7.75% per annum from November 25, 2013 to maturity or early redemption. Interest on the notes is payable on the 1st day of March, June, September and December of each year to the persons in whose names such notes were registered at the close of business on the immediately preceding 15th day of February, May, August or November (whether or not a business day), respectively.
Interest payments in the respect of the notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the notes), to, but not including, the applicable interest payment date or stated maturity date or date of earlier redemption, as the case may be. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, redemption date or the maturity date falls on a day that is not a business day, the payment due on that interest payment date, redemption date or the maturity date will be made on the next business day, and without any interest or other payment in respect of such delay. The principal, interest, if any, and additional amounts, if any, on the notes will be payable through DTC as described under “- Same-Day Funds Payment.”
Maiden NA issued the notes in an aggregate principal amount of $152,500,000. The indenture governing the notes does not limit the aggregate principal amount of the debt securities which Maiden NA may issue thereunder and provides that Maiden NA may issue debt securities thereunder from time to time in one or more series. Maiden NA may, from time to time, without the consent of or notice to holders of the notes, issue and sell additional debt securities ranking equally and ratably with the notes in all respects and having the same terms as the notes (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial interest payment date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with the notes for all purposes, including voting; provided, that such additional debt securities are fungible with the previously issued notes for U.S. federal income tax purposes.
The notes are not entitled to the benefit of any mandatory redemption or sinking fund or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event.
The notes were issued only in fully registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. The notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by Maiden NA or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by Maiden NA for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but Maiden NA may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable.
The indenture does not contain any provisions that would limit the Company’s or Maiden NA’s ability to incur indebtedness or that would afford holders of the notes protection in the event of a sudden and significant decline in Maiden

NA’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Maiden NA. Accordingly, the Company and/or Maiden NA could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect their respective capital structure or credit rating.
Guarantee
We fully and unconditionally guarantee all payments on the notes. The guarantee is the senior unsecured obligation of the Company and ranks equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The guarantee is effectively subordinated to all existing and future secured obligations of the Company to the extent of the security thereof and structurally subordinated to all existing and future obligations of the Company’s subsidiaries, including claims with respect to trade payables.
Optional Redemption
The notes may be redeemed, for cash, in whole or in part, on or after December 1, 2018, at Maiden NA’s option, at any time and from time to time, until maturity at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date.
Maiden NA will mail a notice of any redemption to each holder of notes to be redeemed, at its registered address, by first-class mail (with a copy to the trustee) at least 30 and not more than 60 days prior to the date fixed for redemption. Unless Maiden NA or the Company defaults on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by lot or any other method as the trustee deems fair and appropriate. The trustee will make this selection from the then outstanding notes that have not been previously called for redemption. The trustee is required to notify Maiden NA in writing of the notes that it has selected for redemption and, in the case of any note selected for partial redemption, the principal amount of such note to be redeemed. Additionally, the notes and the portions thereof that the trustee selects for redemption must be in a minimum amount of $25 or integral multiples of $25 in excess thereof. The provisions of the indenture that apply to notes that are called for redemption also apply to portions of notes that are called for redemption.
Payment of Additional Amounts
If any taxes, assessments or other governmental charges are imposed by the jurisdiction, other than the United States, where the Company or Maiden NA, or any of their respective successors (a “Payor”), is organized or otherwise considered to be a resident for tax purposes, any jurisdiction, other than the United States, from or through which the Payor makes a payment on the notes, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the notes, the Payor will pay to each holder of the notes, to the extent it may lawfully do so, such additional amounts as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such notes to which such holder is entitled; provided, however, the Payor will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment or other governmental charge which would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary,

•
settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction (other than by reason of the mere ownership of, or receipt of payment under, the notes) including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (2) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the notes;

•
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the notes to comply with a request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the Relevant Tax Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

•	any combination of the above;

nor will additional amounts be paid with respect to any payment of the principal of, or any premium or interest on, any notes to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or beneficial owner who would not have been entitled to such additional amounts had it been the holder of such notes.
The Payor will provide the trustee with the official acknowledgment of the relevant tax authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of any withholding taxes by the Payor. Copies of such documentation will be made available to the holders of the notes or the paying agent, as applicable, upon written request therefor.
All references in this section to principal of, premium, if any, and interest on the notes will include any additional amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.
Redemption for Changes in Withholding Taxes
Maiden NA is entitled to redeem the notes, at its option, at any time, for cash, in whole but not in part, upon not less than 30 nor more than 60 days’ prior written notice, at 100% of the principal amount thereof, plus any accrued but unpaid interest to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that the Payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any additional amounts as a result of:

•
a change in or an amendment to the laws (including any regulations promulgated thereunder) of a Relevant Tax Jurisdiction, which change or amendment is announced: (1) in the case of Maiden NA, after the date of original issuance of the notes and (2) in the case of any successor to Maiden NA or the Company, after the date such successor becomes the successor to Maiden NA or the Company, as the case may be; or

•
any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced: (1) in the case of Maiden NA, after the date of original issuance of the notes and (2) in the case of any successor to Maiden NA or the Company, after the date such successor becomes the successor to Maiden NA or the Company, as the case may be, and, in each case, the Payor cannot avoid such obligation by taking reasonable measures available to it.
Before any notice of redemption of the notes is delivered to the holder as described above, Maiden NA will deliver to the trustee, at least 30 days before the date set for redemption, in each case, an officers’ certificate and an opinion of independent legal counsel of recognized standing stating that the Payor has or will become obligated to pay additional amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.
Book-Entry System
The certificates representing the notes will be issued in the form of one or more fully-registered global notes without coupons (the “Global Note”) and will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.
DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both

U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.
The rules applicable to DTC and its Participants are on file with the SEC. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Registration, Transfer, Payment, and Paying Agent
Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that Maiden NA may also issue debt securities in bearer form only, or in both registered and bearer form. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The terms of the bearer securities of the particular series and the applicable procedures and limitations will be described in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in minimum denominations of $5,000.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for exchange for other securities or property, at an office or agency maintained by Maiden NA in Wilmington, Delaware. However, Maiden NA, at its option, may make payments of interest on any interest payment date on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.
Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the indenture.
Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any exchange of debt securities for other securities or property, but Maiden NA may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.
Unless otherwise specified in the applicable prospectus supplement, Maiden NA will not be required to:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

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register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•
issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Book-Entry Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
Maiden NA anticipates that global debt securities will be deposited with, or on behalf of DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. Maiden NA also anticipates that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.
DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly owned subsidiary of DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to in this section as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the limited circumstances described below.
To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of direct participants in the debt securities in accordance with its procedures.
A beneficial owner of debt securities shall give notice to elect to have its debt securities repurchased or tendered, through its participant to the Trustee and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in such debt securities, on DTC’s records, to the Trustee. The requirement for physical delivery of debt securities in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of such debt securities to the Trustee’s DTC account.
In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to

Maiden NA as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.
Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or Maiden NA, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is Maiden NA’s responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except as described in this section, owners of beneficial interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.
DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we, Maiden NA nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, if

•
DTC notifies Maiden NA that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by Maiden NA within 90 days of the notification or of Maiden NA’s becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	Maiden NA determines, in its sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

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an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series and DTC wishes to exchange such global debt securities for definitive certificated debt securities,

Maiden NA will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.
We obtained the information in this section and elsewhere in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor any applicable underwriters, agents or dealers take any responsibility for the accuracy of this information.
Same-Day Funds Payment
All payments of principal, premium if any, and interest in respect of notes in book-entry form will be made by us in immediately available funds to the accounts specified by DTC.
Listing
The notes are listed on the New York Stock Exchange under the symbol “MHNC.”
Governing Law
The indenture, the guarantees and the notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Concerning the Trustee
Wilmington Trust Company is the trustee under the indenture with respect to the notes. Maiden NA maintains corporate trust relationships in the ordinary course of business with the trustee.
Outstanding Debt Securities
In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the indenture:

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the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

•
the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

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the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•	a debt security owned by Maiden NA or any obligor on the debt security or any affiliate of Maiden NA or such other obligor shall be deemed not to be outstanding.
Redemption and Repurchase
The debt securities of any series may be redeemable at Maiden NA’s option or may be subject to mandatory redemption by Maiden NA as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by Maiden NA at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.
Exchange
The terms and conditions, if any, on which debt securities of any series are exchangeable for shares of our Common Shares or other securities or property will be set forth in the applicable prospectus supplement.
Guarantees by the Company
Unless specified otherwise in the applicable prospectus supplement, Maiden NA’s obligations under the debt securities will be fully and unconditionally guaranteed on an unsecured and unsubordinated or subordinated basis by the Company, as the case may be. The guarantee will be the Company’s direct obligation, ranking equally and ratably in right of payment with all of its other existing and future unsecured and unsubordinated or subordinated obligations, as the case may be, other than obligations preferred by law. the Company’s obligations under any guarantee will be limited to the maximum amount permitted under applicable federal or state law.
Certain Covenants
Any material covenants applicable to the debt securities of any series not described in this section will be specified in the applicable prospectus supplement.
Merger, Consolidation, and Transfer of Assets
The indenture provides that neither Maiden NA nor the Company, as guarantor, may, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any other person or sell, lease, assign, transfer, or otherwise convey all or substantially all of their assets to any other person unless:

•
in such transaction or transactions involving Maiden NA, either (1) Maiden NA shall be the continuing person (in the case of a merger) or (2) the successor person (if other than Maiden NA) formed by or resulting from the consolidation or amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the properties and assets of Maiden NA is made, shall be a corporation organized and existing under the laws of the United States or Bermuda, and such successor person shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance of all of Maiden NA’s other obligations under the indenture and the debt securities outstanding thereunder, including any applicable exchange rights of holders;

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in such transaction or transactions involving the Company, either (1) the Company shall be the continuing person (in the case of a merger) or (2) the successor person (if other than the Company) formed by or resulting from the consolidation or amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the properties and assets of the Company is made, shall be a corporation organized and existing under the laws of the United States or Bermuda, and such successor person shall expressly assume the due and punctual performance of all of the Company’s obligations under the indenture and the debt securities outstanding thereunder;

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immediately after giving effect to such transaction or transactions, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

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the Trustee shall have received an officer’s certificate and opinion of counsel from Maiden NA or the Company, as applicable, to the effect that all conditions precedent provided for in the indenture have been satisfied.

Upon any consolidation or amalgamation by Maiden NA or the Company, as guarantor, with, or Maiden NA’s or the Company’s merger into, any other person or any sale, assignment, transfer, lease, or conveyance of all of the properties and assets of Maiden NA or the Company, as applicable, to any person in accordance with the provisions of the indenture described above, the successor person formed by the consolidation or amalgamation or into which Maiden NA or the Company, as the case may be, is merged or to which the sale, assignment, transfer, lease, or other conveyance is made shall succeed to, and be substituted for, Maiden NA or the Company, as guarantor, and may exercise every right and power of Maiden NA or the Company, as applicable, under the indenture with the same effect as if such successor person had been named as Maiden NA or the Company, as applicable, therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the indenture and the debt securities issued under that indenture.
Limitations on Liens on Stock of Subsidiaries
Under the indenture, Maiden NA and the Company covenant that, so long as any of the notes are outstanding, neither Maiden NA nor the Company will, nor will they permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the notes (and, if the Company and Maiden NA so elect, any other Indebtedness of the Company or Maiden NA that is not subordinate to the notes and with respect to which the governing instruments of such Indebtedness require, or pursuant to which the Company or Maiden NA, as applicable, is otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured.
For purposes of the indenture, “capital stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.
The term “Designated Subsidiary” means any present or future consolidated subsidiary of the Company, the consolidated net worth of which constitutes at least 10% of our consolidated net worth. As of the date of original issuance of the notes, our only Designated Subsidiaries were Maiden NA, Maiden Insurance Company Ltd. and Maiden Reinsurance Company.
The term “Indebtedness” means, without duplication, with respect to any person, whether or not contingent:

(1)
the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2)	all capitalized lease obligations of such person;

(3)
all obligations of such person issued or assumed as the deferred purchased price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such person for the reimbursement of any obligor on any banker’s acceptance, bank guarantees, surety bonds or similar credit transaction; and

(5)	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (4) above;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles; provided, however, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of such person prepared in accordance with generally accepted accounting principles:
(i) all Indebtedness of others secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such Indebtedness is assumed by such person);
(ii) to the extent not otherwise included, any guarantee by such person of Indebtedness of any other person; and
(iii) preferred stock or other equity interests providing for mandatory redemption or sinking fund or similar payments issued by any subsidiary of such person.
Limitations on Disposition of Stock of Designated Subsidiaries
The indenture also provides that, so long as any of the notes are outstanding and except in a transaction otherwise governed by the indenture, neither we nor Maiden NA will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary (other than to Maiden NA or us or another Designated Subsidiary); nor will we or Maiden NA permit any Designated Subsidiary to issue (other than to us or Maiden NA or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we or Maiden NA, as the case may be, would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than non-voting preferred stock); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition permitted by us or Maiden NA pursuant to this covenant may only be made for at least a fair market value consideration as determined by the board of directors of the Company or Maiden NA pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any applicable governmental or insurance regulatory authority.
Notwithstanding the foregoing, (1) we or Maiden NA, as the case may be, may merge or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of the Company or Maiden NA, the shares of capital stock of which the Company owns at least 70%, and (2) we or Maiden NA, as the case may be, may, subject to the provisions described under “Description of Debt Securities - Certain Covenants - Merger, Consolidation, and Transfer of Assets” below, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the board of directors of the Company or Maiden NA, as the case may be, pursuant to a resolution adopted in good faith.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

(1)	failure to pay interest for 30 days after the date payment is due and payable on any debt security of that series;

(2)	failure to pay principal or premium, if any, on any debt security of that series when due, either at maturity, upon any redemption, by declaration or otherwise;

(3)	failure to make any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

(4)
other than in accordance with the terms of the indenture, the cessation of a guarantee of any debt security of that series to be in full force and effect, or the declaration of a guarantee of any debt security of that series to be null and void and unenforceable, or the finding of a guarantee of any debt security of that series to be invalid, or the denial by the Company, as guarantor, of its liability under its guarantee;

(5)	failure to perform any other covenant for 60 days after notice of such performance was required;

(6)	specified events of bankruptcy, insolvency, or reorganization with respect to Maiden NA, the Company or any Significant Subsidiary of Maiden NA or the Company; or

(7)	any other Event of Default established for the debt securities of that series.
No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Events of Default with respect to our subordinated debt securities may be different than those with respect to our senior debt securities. The Trustee is required to give notice to holders of the debt securities of any series within 90 days after the Trustee has knowledge of a default relating to such debt securities; provided, however, that the Trustee may withhold such notice except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, in respect of such debt securities or a default or in the delivery of securities or property upon exchange of such debt securities in accordance with their terms, if the Trustee, in good faith, determines it is in the best interest of such holders to do so.
If an Event of Default specified in clause (6) above occurs with respect to Maiden NA or the Company and is continuing, then the principal of all the debt securities and interest, if any, thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and interest, if any, thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such acceleration and its consequences.
The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the debt securities of that series. Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and, in the case of any debt security which is exchangeable for other securities or property, to exchange that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.
Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee.
Within 120 days after the close of each fiscal year, Maiden NA and the Company, as guarantor, must deliver to the Trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof.
Modification, Waivers, and Meetings
The indenture permits Maiden NA, the Company, as guarantor, and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the indenture. However, no modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities, or

•
reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities, or change Maiden NA’s obligation to pay Additional Amounts, or

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

•	adversely affect any right of repayment or repurchase at the option of any holder, or

•	release the Company, as guarantor, from any of its obligations under its guarantee or the indenture other than in accordance with the terms of the indenture,

•	change any place where or the currency in which any debt securities are payable, or

•	adversely affect the right, if any, of holders to exchange any debt securities for other securities or property in accordance with their terms, or

•
impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or the right to exchange any debt securities in accordance with their terms, or

•
reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

•	without, in each case, obtaining the consent of the holder of each outstanding debt security affected by the modification or amendment.

The indenture also contains provisions permitting Maiden NA, the Company, as guarantor, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the indenture, among other things:

•	to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

•	to provide for security of debt securities of any series or add guarantees;

•	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•
to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

•
to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

•
to conform the terms of the indenture or the debt securities to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive Maiden NA’s or the Company’s compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities of that series, (ii) in the delivery of securities or property upon the exchange of any debt securities of that series in accordance with their terms, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.
The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon Maiden NA’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of a series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.
Discharge, Defeasance, and Covenant Defeasance
Satisfaction and Discharge
Upon Maiden NA’s direction, the indenture shall cease to be of further effect with respect to the debt securities of any series specified by Maiden NA, subject to the survival of specified provisions of the indenture, including Maiden NA’s obligation to repurchase such debt securities at the option of the holders thereof or to exchange such debt securities into other securities or property in accordance with their terms, if applicable, and Maiden NA’s obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either

(A)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons have been delivered to the Trustee for cancellation, subject to exceptions, or

(B)
all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and Maiden NA has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series and, if applicable, related coupons, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by Maiden NA, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	Maiden NA has paid all other sums payable under the indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•	the Trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the indenture have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, Maiden NA will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.
Defeasance and Covenant Defeasance
Unless otherwise specified in the applicable prospectus supplement, Maiden NA may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself and the Company, as guarantor, from any and all obligations with respect to those debt securities (“full defeasance”), except for, among other things:

(1)
the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

(2)	the obligations to register the transfer or exchange of those debt securities;

(3)	the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(4)	the obligation to maintain an office or agency in respect of those debt securities;

(5)	the obligation to hold moneys for payment in respect of those debt securities in trust; and

(6)
the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof or to exchange those debt securities for other securities or property in accordance with their terms, or

•
to be released from its obligations and to release the Company, as guarantor, of its obligations with respect to those debt securities under certain covenants in the indenture and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”),

•
in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by Maiden NA, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

The full defeasance or covenant defeasance described above shall only be effective if, among other things:

•
it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Maiden NA, the Company, as guarantor, or any of their subsidiaries are a party or are bound;

•	in the case of full defeasance, Maiden NA shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:

(A)	Maiden NA has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the indenture, there has been a change in applicable federal income tax law,

•
in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•
in the case of covenant defeasance, Maiden NA shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, Maiden NA shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

•
no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of full defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to Maiden NA, the Company, as guarantor, or any of their Significant Subsidiaries or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•
Maiden NA shall have delivered to the Trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the full defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event Maiden NA effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, Maiden NA would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting full defeasance or covenant defeasance with respect to the debt securities of a particular series.
Concerning the Trustee
The indenture provides that there may be more than one Trustee under the indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the indenture. Any Trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the trustee in Wilmington, Delaware.
Under the Trust Indenture Act, the indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of Maiden NA or the Company, as guarantor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with Maiden NA or the Company. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture or with any series of debt securities or with any series of debt securities, such direction would not be unduly prejudicial to the rights of another holders of the debt securities (or any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee.
Wilmington Trust Company is the Trustee under the indenture. We maintain corporate trust relationships in the ordinary course of business with the Trustee.
DESCRIPTION OF DEBT SECURITIES OF MAIDEN HOLDINGS, LTD.
The following description of the Company’s debt securities is a summary and does not purport to be complete. It is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Form of Indenture for Debt Securities and the First Supplemental Indenture, dated as of June 14, 2016 (the “Maiden Indenture”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10‑K of which this Exhibit 4.16 is a part. In this section, references to the “notes” refer only to the Company’s 2046 Senior Notes.
General
The notes are unsecured and unsubordinated obligations of the Company and rank equally in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding. The notes mature on June 14, 2046, unless previously redeemed in full by the Company as provided below under “- Optional Redemption” or “- Redemption for Changes in Withholding Taxes.”
The notes bear interest at the rate of 6.625% per annum from June 14, 2016 to maturity or early redemption. Interest on the notes is payable on the 14th day of March, June, September and December of each year to the persons in whose names such notes were registered at the close of business on the immediately preceding 28th day of February and 30th day of May, August and November (whether or not a business day), respectively.
Interest payments in the respect of the notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the notes), to, but not including, the applicable interest payment date or stated maturity date or date of earlier redemption, as the case may be. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, redemption date or the maturity date falls on a day that is not a business day, the payment due on that interest payment date, redemption date or the maturity date will be made on the next business day, and without any interest or other payment in respect of such delay. The principal, interest, if any, and additional amounts, if any, on the notes will be payable through DTC as described under “- Same-Day Funds Payment.”
We issued the notes in an aggregate principal amount of $110 million. The Maiden Indenture governing the notes does not limit the aggregate principal amount of the debt securities which we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series. We may, from time to time, without the consent of or notice to holders of the notes, issue and sell additional debt securities ranking equally and ratably with the notes in all respects and having the same terms as the notes (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial interest payment date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with the notes for all purposes, including voting; provided, that such additional debt securities are fungible with the previously issued notes for U.S. federal income tax purposes.
The notes are not entitled to the benefit of any mandatory redemption or sinking fund or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event.
The notes were issued only in fully registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. The notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the Company or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the Company for such purposes (initially the Corporate Trust Office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable.
The Maiden Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the Company. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect their respective capital structure or credit rating.
Guarantee
The notes will not be guaranteed by any of our subsidiaries.
Optional Redemption
The notes may be redeemed, for cash, in whole or in part, on or after June 14, 2021, at our option, at any time and from time to time, until maturity at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date.
We will mail a notice of any redemption to each holder of notes to be redeemed, at its registered address, by first-class mail (with a copy to the trustee) at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by lot or any other method as the trustee deems fair and appropriate. The trustee will make this selection from the then outstanding notes that have not been previously called for redemption. The trustee is required to notify us in writing of the notes that it has selected for redemption and, in the case of any note selected for partial redemption, the principal amount of such note to be redeemed. Additionally, the notes and the portions thereof that the trustee selects for redemption must be in a minimum amount of $25 or integral multiples of $25 in excess thereof. The provisions of the Maiden Indenture that apply to notes that are called for redemption also apply to portions of notes that are called for redemption.
Payment of Additional Amounts
If any taxes, assessments or other governmental charges are imposed by the jurisdiction, other than the United States, where we or any of our successors (a “Payor”), are organized or otherwise considered to be a resident for tax purposes, any jurisdiction, other than the United States, from or through which the Payor makes a payment on the notes, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the notes, the Payor will pay to each holder of the notes, to the extent it may lawfully do so, such additional amounts as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such notes to which such holder is entitled; provided, however, the Payor will not be required to make any payment of additional amounts for or on account of:

•
any tax, assessment or other governmental charge which would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction (other than by reason of the mere ownership of, or receipt of payment under, the notes) including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (2) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the notes;

•
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the notes to comply with a request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the Relevant Tax Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

•
any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act, or “FATCA”) or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

•	any combination of the above;

nor will additional amounts be paid with respect to any payment of the principal of, or any premium or interest on, any notes to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or beneficial owner who would not have been entitled to such additional amounts had it been the holder of such notes.
The Payor will provide the trustee with the official acknowledgment of the relevant tax authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of any withholding taxes by the Payor. Copies of such documentation will be made available to the holders of the notes or the paying agent, as applicable, upon written request therefor.
All references in this section to principal of, premium, if any, and interest on the notes will include any additional amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.
Redemption for Changes in Withholding Taxes
We are entitled to redeem the notes, at its option, at any time, for cash, in whole but not in part, upon not less than 30 nor more than 60 days’ prior written notice, at 100% of the principal amount thereof, plus any accrued but unpaid interest to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date, whether or not a business day, to receive interest due on the relevant interest payment date), in the event that the Payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any additional amounts as a result of:

•
a change in or an amendment to the laws (including any regulations promulgated thereunder) of a Relevant Tax Jurisdiction, which change or amendment is announced: (1) in the case of the Company, after the date of original issuance of the notes and (2) in the case of any successor to the Company, after the date such successor becomes the successor to the Company; or

•
any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced: (1) in the case of the Company, after the date of original issuance of the notes and (2) in the case of any successor to the Company, after the date such successor becomes the successor to the Company, and, in each case, the Payor cannot avoid such obligation by taking reasonable measures available to it.
Before any notice of redemption of the notes is delivered to the holder as described above, we will deliver to the trustee, at least 30 days before the date set for redemption, in each case, an officers’ certificate and an opinion of independent legal counsel of recognized standing stating that the Payor has or will become obligated to pay additional amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.
Book-Entry System

The certificates representing the notes will be issued in the form of one or more fully-registered global notes without coupons (the “Global Note”) and will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.
The rules applicable to DTC and its Participants are on file with the SEC. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.
Registration, Transfer, Payment, and Paying Agent
Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The Maiden Indenture, however, provides that the Company may also issue debt securities in bearer form only, or in both registered and bearer form. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The terms of the bearer securities of the particular series and the applicable procedures and limitations will be described in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in minimum denominations of $5,000.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for exchange for other securities or property, at an office or agency maintained by the Company in Wilmington, Delaware. However, the Company, at its option, may make payments of interest on any interest payment date on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.
Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Maiden Indenture.
Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any exchange of debt securities for other securities or property, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.
Unless otherwise specified in the applicable prospectus supplement, the Company will not be required to:

•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•
register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•
issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Book-Entry Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
The Company anticipates that global debt securities will be deposited with, or on behalf of DTC, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. The Company also anticipates that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.
DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to in this section as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the limited circumstances described below.
To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of direct participants in the debt securities in accordance with its procedures.
A beneficial owner of debt securities shall give notice to elect to have its debt securities repurchased or tendered, through its participant to the Trustee and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in such debt securities, on DTC’s records, to the Trustee. The requirement for physical delivery of debt securities in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of such debt securities to the Trustee’s DTC account.
In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.
Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or the Company, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is the Company’s responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except as described in this section, owners of beneficial interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Maiden Indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.
DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we, nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, if

•
DTC notifies the Company that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of the notification or of the Company’s becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	the Company determines, in its sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

•
an Event of Default under the Maiden Indenture has occurred and is continuing with respect to the debt securities of any series and DTC wishes to exchange such global debt securities for definitive certificated debt securities,

The Company will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.
We obtained the information in this section and elsewhere in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor any applicable underwriters, agents or dealers take any responsibility for the accuracy of this information.
Same-Day Funds Payment

All payments of principal, premium if any, and interest in respect of notes in book-entry form will be made by us in immediately available funds to the accounts specified by DTC.
Listing
The 2046 Senior Notes are traded on the New York Stock Exchange under the symbol “MHLA.”
Governing Law
The Maiden Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.
Concerning the Trustee
Wilmington Trust, National Association is the trustee under the Maiden Indenture with respect to the notes. The Company maintains corporate trust relationships in the ordinary course of business with the trustee.
Outstanding Debt Securities
In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Maiden Indenture:

•
the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

•
the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

•
the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•	a debt security owned by the Company or any obligor on the debt security or any affiliate of the Company or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase
The debt securities of any series may be redeemable at the Company’s option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Company at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.
Exchange
The terms and conditions, if any, on which debt securities of any series are exchangeable for shares of our Common Shares or other securities or property will be set forth in the applicable prospectus supplement.
Certain Covenants
Any material covenants applicable to the debt securities of any series not described in this section will be specified in the applicable prospectus supplement.
Merger, Consolidation, and Transfer of Assets
The Maiden Indenture provides that the Company may not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any other person or sell, lease, assign, transfer, or otherwise convey all or substantially all of their assets to any other person unless:

•
in such transaction or transactions involving the Company, either (1) the Company shall be the continuing person (in the case of a merger) or (2) the successor person (if other than the Company) formed by or resulting from the consolidation or amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the properties and assets of the Company is made, shall be a corporation organized and existing under the laws of the United States or Bermuda, and such successor person shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the Maiden Indenture and the due and punctual performance of all of the Company’s other obligations under the Maiden Indenture and the debt securities outstanding thereunder, including any applicable exchange rights of holders;

•
immediately after giving effect to such transaction or transactions, no Event of Default under the Maiden Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Maiden Indenture, shall have occurred and be continuing; and

•	the Trustee shall have received an officer’s certificate and opinion of counsel from the Company to the effect that all conditions precedent provided for in the Maiden Indenture have been satisfied.

Upon any consolidation or amalgamation by the Company with, or the Company’s merger into, any other person or any sale, assignment, transfer, lease, or conveyance of all of the properties and assets of the Company to any person in accordance with the provisions of the Maiden Indenture described above, the successor person formed by the consolidation or amalgamation or into which the Company is merged or to which the sale, assignment, transfer, lease, or other conveyance is made shall succeed to, and be substituted for, the Company, and may exercise every right and power of the Company under the Maiden Indenture with the same effect as if such successor person had been named as the Company, therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the Maiden Indenture and the debt securities issued under that Maiden Indenture.
Limitations on Liens on Stock of Subsidiaries
Under the Maiden Indenture, we covenant that, so long as any of the notes are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the notes (and, if we so elect, any other Indebtedness of the Company that is not subordinate to the notes and with respect to which the governing instruments of such Indebtedness require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured.
For purposes of the Maiden Indenture, “capital stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means any present or future consolidated subsidiary of the Company, the consolidated net worth of which constitutes at least 10% of the Company’s consolidated net worth. As of the date of original issuance of the notes, the Company’s only Designated Subsidiaries were Maiden Holdings North America, Ltd. and Maiden Reinsurance Ltd.
The term “Indebtedness” means, without duplication, with respect to any person, whether or not contingent:

(1)
the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2)	all capitalized lease obligations of such person;

(3)
all obligations of such person issued or assumed as the deferred purchased price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such person for the reimbursement of any obligor on any banker’s acceptance, bank guarantees, surety bonds or similar credit transaction; and

(5)	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (4) above;
if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles; provided, however, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of such person prepared in accordance with generally accepted accounting principles:

(i)
all Indebtedness of others secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such Indebtedness is assumed by such person);

(ii)	to the extent not otherwise included, any guarantee by such person of Indebtedness of any other person; and

(iii)	preferred stock or other equity interests providing for mandatory redemption or sinking fund or similar payments issued by any subsidiary of such person.
Limitations on Disposition of Stock of Designated Subsidiaries
The Maiden Indenture also provides that, so long as any of the notes are outstanding and except in a transaction otherwise governed by the Maiden Indenture, we will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary (other than to the Company or another Designated Subsidiary); nor will we permit any Designated Subsidiary to issue (other than to the Company or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than non-voting preferred stock); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition permitted by the Company pursuant to this covenant may only be made for at least a fair market value consideration as determined by the board of directors of the Company pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any applicable governmental or insurance regulatory authority.
Notwithstanding the foregoing, (1) we may merge or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of the Company, the shares of capital stock of which we own at least 70%, and (2) we may, subject to the provisions described under “Description of Debt Securities of Maiden Holdings, Ltd. - Certain Covenants - Merger, Consolidation, and Transfer of Assets” below, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the board of directors of the Company pursuant to a resolution adopted in good faith.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Maiden Indenture as being:

(1)	failure to pay interest for 30 days after the date payment is due and payable on any debt security of that series;

(2)	failure to pay principal or premium, if any, on any debt security of that series when due, either at maturity, upon any redemption, by declaration or otherwise;

(3)	failure to make any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

(4)	failure to perform any other covenant for 60 days after notice of such performance was required;

(5)	specified events of bankruptcy, insolvency, or reorganization with respect to the Company or any Significant Subsidiary of the Company; or

(6)	any other Event of Default established for the debt securities of that series.
No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Events of Default with respect to our subordinated debt securities may be different than those with respect to our senior debt securities. The Trustee is required to give notice to holders of the debt securities of any series within 90 days after the Trustee has knowledge of a default relating to such debt securities; provided, however, that the Trustee may withhold such notice except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, in respect of such debt securities or a default or in the delivery of securities or property upon exchange of such debt securities in accordance with their terms, if the Trustee, in good faith, determines it is in the best interest of such holders to do so.
If an Event of Default specified in clause (5) above occurs and is continuing, then the principal of all the debt securities and interest, if any, thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and interest, if any, thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such acceleration and its consequences.
The Maiden Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Maiden Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the debt securities of that series. Notwithstanding any other provision of the Maiden Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and, in the case of any debt security which is exchangeable for other securities or property, to exchange that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.
Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Maiden Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Maiden Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee.

Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default under the Maiden Indenture and, if so, specifying each such default and the nature and status thereof.
Modification, Waivers, and Meetings
The Maiden Indenture permits the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Maiden Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Maiden Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Maiden Indenture. However, no modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities, or

•
reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities, or change the Company’s obligation to pay Additional Amounts, or

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

•	adversely affect any right of repayment or repurchase at the option of any holder, or

•	change any place where or the currency in which any debt securities are payable, or

•	adversely affect the right, if any, of holders to exchange any debt securities for other securities or property in accordance with their terms, or

•
impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or the right to exchange any debt securities in accordance with their terms, or

•
reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Maiden Indenture or specified defaults under the Maiden Indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

•	without, in each case, obtaining the consent of the holder of each outstanding debt security affected by the modification or amendment.

The Maiden Indenture also contains provisions permitting the Company and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Maiden Indenture, among other things:

•	to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Maiden Indenture;

•	to provide for security of debt securities of any series or add guarantees;

•	to add to or change any provisions of the Maiden Indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•
to cure any ambiguity or correct or supplement any provision in such Maiden Indenture which may be defective or inconsistent with other provisions in the Maiden Indenture, or to make any other provisions with respect to matters or questions arising under the Maiden Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Maiden Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

•
to amend or supplement any provision contained in the Maiden Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

•
to conform the terms of the Maiden Indenture or the debt securities to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the Company’s compliance with some of the restrictive provisions of the Maiden Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Maiden Indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities of that series, (ii) in the delivery of securities or property upon the exchange of any debt securities of that series in accordance with their terms, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.
The Maiden Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon the Company’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the Maiden Indenture.
Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Maiden Indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of a series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.
Discharge, Defeasance, and Covenant Defeasance
Satisfaction and Discharge
Upon the Company’s direction, the Maiden Indenture shall cease to be of further effect with respect to the debt securities of any series specified by the Company, subject to the survival of specified provisions of the Maiden Indenture, including the Company’s obligation to repurchase such debt securities at the option of the holders thereof or to exchange such debt securities into other securities or property in accordance with their terms, if applicable, and the Company’s obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either

(A)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons have been delivered to the Trustee for cancellation, subject to exceptions, or

(B)
all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series and, if applicable, related coupons, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	the Company has paid all other sums payable under the Maiden Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•	the Trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Maiden Indenture have been satisfied.
If the debt securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance
Unless otherwise specified in the applicable prospectus supplement, the Company may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself from any and all obligations with respect to those debt securities (“full defeasance”), except for, among other things:

(1)
the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

(2)	the obligations to register the transfer or exchange of those debt securities;

(3)	the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(4)	the obligation to maintain an office or agency in respect of those debt securities;

(5)	the obligation to hold moneys for payment in respect of those debt securities in trust; and

(6)
the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof or to exchange those debt securities for other securities or property in accordance with their terms, or

•
to be released from its obligations with respect to those debt securities under certain covenants in the Maiden Indenture and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”),

•
in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

The full defeasance or covenant defeasance described above shall only be effective if, among other things:

•
it shall not result in a breach or violation of, or constitute a default under, the Maiden Indenture or any other material agreement or instrument to which the Company or any of its subsidiaries are a party or are bound;

•	in the case of full defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:

(A)	the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the Maiden Indenture, there has been a change in applicable federal income tax law,

•
in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•
in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, the Company shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

•
no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of full defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Company or any of its Significant Subsidiaries or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•
the Company shall have delivered to the Trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the full defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event the Company effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Company would remain liable to make payment of those amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting full defeasance or covenant defeasance with respect to the debt securities of a particular series.
Concerning the Trustee
The Maiden Indenture provides that there may be more than one Trustee under the Maiden Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Maiden Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Maiden Indenture. Any Trustee under the Maiden Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the trustee in Wilmington, Delaware.
Under the Trust Indenture Act, the Maiden Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Company. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the Maiden Indenture or with any series of debt securities or with any series of debt securities, such direction would not be unduly prejudicial to the rights of another holders of the debt securities (or any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee will be under no obligation to exercise any of its rights or powers under the Maiden Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee.
Wilmington Trust, National Association is the Trustee under the Maiden Indenture. We maintain corporate trust relationships in the ordinary course of business with the Trustee.